Exhibit 3.1

TWELFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CVRX, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

CVRx, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

That the Corporation was originally incorporated on August 17, 2000, under the name CVRx, Inc. pursuant to the General Corporation Law.

That the Board of Directors duly adopted resolutions approving the amendment and restatement of the Eleventh Amended and Restated Certificate of Incorporation of the Corporation declaring such amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Eleventh Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

ARTICLE 1.

The name of this corporation is CVRx, Inc. (the “Corporation”).

ARTICLE 2.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE 3.

The Corporation shall have perpetual duration.

ARTICLE 4.

The registered office of this Corporation in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent is The Corporation Trust Company.

ARTICLE 5.

A.	Authorized Shares.

The total number of shares of stock which this Corporation is authorized to issue is 862,588,440 shares, par value $.01 per share, of which 625,217,795 shares are designated Common Stock, par value $.01 per share (the “Common Stock”), and 237,370,645 shares are designated as Preferred Stock, par value $.01 per share (the “Preferred Stock”). Of the shares of Preferred Stock, 2,454,686 shares are designated Series A-2 Convertible Preferred Stock, par value $.01 per share (the “Series A-2 Preferred Stock”), 2,963,069 shares are designated Series B-2 Convertible Preferred Stock, par value $.01 per share (the “Series B-2 Preferred Stock”), 4,308,394 shares are designated Series C-2 Convertible Preferred Stock, par value $.01 per share (the “Series C-2 Preferred Stock”), 8,631,967 shares are designated Series D-2 Convertible Preferred Stock, par value $.01 per share (the “Series D-2 Preferred Stock”), 12,114,211 shares are designated Series E-2 Convertible Preferred Stock, par value $.01 per share (the “Series E-2 Preferred Stock”), 29,773,318 shares are designated Series F-2 Convertible Preferred Stock, par value $.01 per share (the “Series F-2 Preferred Stock”), and 177,125,000 shares are designated Series G Convertible Preferred Stock, par value $.01 per share (the “Series G Preferred Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

B.	Terms of Preferred Stock.

(a)            Rank. The Preferred Stock shall rank senior to all of the Common Stock now outstanding or hereafter issued, with respect to all rights, preferences and privileges.

(b)            Voting.

(i)            General. Each holder of shares of Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder’s Preferred Stock are then convertible, as hereinafter provided. Holders of shares of Preferred Stock shall not be entitled to cumulate their votes in the election of directors. Except as otherwise provided herein and as required by law, the shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the stockholders.

(ii)           Election of Directors. So long as at least a majority of the authorized shares of the Preferred Stock are issued and outstanding:

(A)           the Board shall consist of eight members;

(B)           the holders of shares of Preferred Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect five of the eight directors of the Corporation and to exercise any right of removal or replacement of such directors (the “Preferred Directors”);

(C)            the holders of shares of Common Stock, voting as a single class, shall be entitled to elect one of the eight directors of the Corporation and to exercise any right of removal or replacement of such directors (the “Common Director”);

(D)            the holders of shares of Preferred Stock and shares of Common Stock, voting together as one class and on an as-converted basis, shall be entitled to elect two of the eight directors of the Corporation and to exercise any right of removal and replacement of such directors (together with the Preferred Directors and the Common Directors, the “Directors”); and

(E)            the Directors shall be elected at the annual meeting or at any special meeting of holders of capital stock with the right to elect each such Director called by holders of at least a majority of the outstanding shares of the applicable series or class, as applicable, of capital stock or by the written consent of such holders.

(iii)           Separate Class Votes by Preferred Stock. Without the affirmative vote or written consent of the holders of at least fifty-three percent (53%) of the then-outstanding shares of Preferred Stock, voting as a single class and on an as-if-converted basis, the Corporation shall not (directly or indirectly, whether by merger or otherwise):

(A)           amend or waive any provision of the Certificate of Incorporation of the Corporation or Bylaws of the Corporation so as to alter or change the rights, preferences or privileges of the Preferred Stock or the holders thereof or amend or waive any provision of the Certificate of Incorporation of the Corporation relating to the Preferred Stock;

(B)           increase or decrease the number of authorized shares of Preferred Stock or Common Stock;

(C)           authorize, establish or issue any new class or series of shares of preferred stock, or any shares of stock having rights, preferences or privileges senior to or pari passu with Preferred Stock;

(D)           enter into any agreement that would restrict the Corporation’s ability to perform its obligations under any existing agreement with the holders of shares of Preferred Stock;

(E)            liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

(F)            authorize or permit a subsidiary to sell shares of its stock to a third party (other than directors’ qualifying shares);

(G)            redeem or repurchase shares of Preferred Stock or Common Stock, provided, however, that such restriction shall not prohibit the redemption or repurchase of shares of Preferred Stock or Common Stock approved by the Board with respect to contractual rights or obligations (i) relating to the termination of employees or consultants or (ii) relating to the exercise of any rights of first refusal in favor of the Corporation;

(H)           declare or pay any cash or stock dividend or make any other distribution on any shares of Common Stock;

(I)             sell, lease, license, encumber or otherwise dispose of all or substantially all of the assets of the Corporation;

(J)            consolidate with or merge into any other corporation or entity, unless the capital stock of the Corporation on an as-converted and as-exercised basis immediately prior to such consolidation or merger represents more than 50% of the capital stock of the surviving corporation on an as-converted and as-exercised basis;

(K)         unless pursuant to the unanimous approval of the Board, reserve more than a total of 103,041,059 shares of Common Stock, or securities convertible into, or exercisable for, Common Stock for issuance under any stock option or purchase plan(s) or other equity compensation plan(s) or agreement(s) after the date this Twelfth Amended and Restated Certificate of Incorporation is filed;

(L)            other than in connection with (i) capital leases or other financings that have been approved by the affirmative vote or written consent of the holders of at least fifty-three percent (53%) of the then-outstanding shares of Preferred Stock, voting as a single class and on an as-if-converted basis, or (ii) the existing grant of a security interest to Horizon Technology Finance Corporation or its affiliates in all of the assets of the Corporation, (x) pledge any of its assets, including its intellectual property, (y) grant any exclusive rights in its intellectual property or (z) sell or dispose of any of any asset having a value in excess of $100,000; or

(M)          enter into an agreement to do any of the foregoing.

(iv)          Separate Series Votes by Series A-2 Preferred Stock, Series B-2 Preferred Stock and Series C-2 Preferred Stock. For so long as at least twenty-five percent (25%) of the shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock or Series C-2 Preferred Stock remain outstanding, without the affirmative vote or written consent of the holders of a majority of shares of the applicable series of Preferred Stock, the Corporation shall not, directly or indirectly, by merger or otherwise (other than pursuant to Acquisition or Asset Transfer (as defined below)), amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of such series of Preferred Stock (including pursuant to an Acquisition, Asset Transfer or otherwise) so as to affect the series of Preferred Stock adversely and in a manner disproportionate to any other series of Preferred Stock (for which purpose, a series of Preferred Stock shall not be deemed to be treated disproportionately because of the proportional differences in the amounts of respective Conversion Prices, Liquidation Prices or other differences that arise out of the differences in the original purchase price of a series as compared to other series of Preferred Stock).

(v)           Separate Series Votes by Series D-2 Preferred Stock. For so long as at least twenty-five percent (25%) of the shares of Series D-2 Preferred Stock remain outstanding, without the affirmative vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of Series D-2 Preferred Stock, the Corporation shall not, directly or indirectly, by merger or otherwise (other than pursuant to Acquisition or Asset Transfer), increase or decrease the aggregate number of authorized shares of Series D-2 Preferred Stock or amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation that alters or changes the powers, preferences or other special rights, privileges or restrictions of the Series D-2 Preferred Stock (including pursuant to an Acquisition, Asset Transfer or otherwise) so as to adversely affect the Series D-2 Preferred Stock in a manner disproportionate to any other series of Preferred Stock (for which purpose, the authorization and issuance of a new series of Preferred Stock pari passu with or senior to the Series D-2 Preferred Stock shall not be considered to be an event that adversely affects the holders of the Series D-2 Preferred Stock, and the Series D-2 Preferred Stock shall not be deemed to be treated disproportionately because of the proportional differences in the amounts of respective Conversion Prices, Liquidation Prices or other differences that arise out of the differences in the original purchase price of the Series D-2 Preferred Stock as compared to other series of Preferred Stock).

(vi)           Separate Series Votes by Series E-2 Preferred Stock. For so long as at least twenty-five percent (25%) of the shares of Series E-2 Preferred Stock remain outstanding, without the affirmative vote or written consent of the holders of at least sixty-six percent (66%) of the shares of Series E-2 Preferred Stock, the Corporation shall not, directly or indirectly, by merger or otherwise (other than pursuant to Acquisition or Asset Transfer), increase or decrease the aggregate number of authorized shares of Series E-2 Preferred Stock or amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation that alters or changes the powers, preferences or other special rights, privileges or restrictions of the Series E-2 Preferred Stock (including pursuant to an Acquisition, Asset Transfer or otherwise) so as to adversely affect the Series E-2 Preferred Stock in a manner disproportionate to any other series of Preferred Stock (for which purpose, the authorization and issuance of a new series of Preferred Stock pari passu with or senior to the Series E-2 Preferred Stock shall not be considered to be an event that adversely affects the holders of the Series E-2 Preferred Stock, and the Series E-2 Preferred Stock shall not be deemed to be treated disproportionately because of the proportional differences in the amounts of respective Conversion Prices, Liquidation Prices or other differences that arise out of the differences in the original purchase price of the Series E-2 Preferred Stock as compared to other series of Preferred Stock).

(vii)         Separate Series Votes by Series F-2 Preferred Stock. For so long as at least twenty-five percent (25%) of the shares of Series F-2 Preferred Stock remain outstanding, without the affirmative vote or written consent of the holders of a majority of the shares of Series F-2 Preferred Stock, the Corporation shall not, directly or indirectly, by merger or otherwise (other than pursuant to Acquisition or Asset Transfer), increase or decrease the aggregate number of authorized shares of Series F-2 Preferred Stock or amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation that alters or changes the powers, preferences or other special rights, privileges or restrictions of the Series F-2 Preferred Stock (including pursuant to an Acquisition, Asset Transfer or otherwise) so as to adversely affect the Series F-2 Preferred Stock in a manner disproportionate to any other series of Preferred Stock (for which purpose, the authorization and issuance of a new series of Preferred Stock pari passu with or senior to the Series F-2 Preferred Stock shall not be considered to be an event that adversely affects the holders of the Series F-2 Preferred Stock, and the Series F-2 Preferred Stock shall not be deemed to be treated disproportionately because of the proportional differences in the amounts of respective Conversion Prices, Liquidation Prices or other differences that arise out of the differences in the original purchase price of the Series F-2 Preferred Stock as compared to other series of Preferred Stock).

(viii)        Separate Series Votes by Series G Preferred Stock. For so long as at least twenty-five percent (25%) of the shares of Series G Preferred Stock remain outstanding, without the affirmative vote or written consent of the holders of a majority of the shares of Series G Preferred Stock, the Corporation shall not, directly or indirectly, by merger or otherwise (other than pursuant to Acquisition or Asset Transfer), increase or decrease the aggregate number of authorized shares of Series G Preferred Stock or amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation that alters or changes the powers, preferences or other special rights, privileges or restrictions of the Series G Preferred Stock (including pursuant to an Acquisition, Asset Transfer or otherwise) so as to adversely affect the Series G Preferred Stock in a manner disproportionate to any other series of Preferred Stock (for which purpose, the authorization and issuance of a new series of Preferred Stock pari passu with or senior to the Series G Preferred Stock shall not be considered to be an event that adversely affects the holders of the Series G Preferred Stock, and the Series G Preferred Stock shall not be deemed to be treated disproportionately because of the proportional differences in the amounts of respective Conversion Prices, Liquidation Prices or other differences that arise out of the differences in the original purchase price of the Series G Preferred Stock as compared to other series of Preferred Stock).

(c)            Dividends.

(i)            The holders of shares of Preferred Stock shall be entitled to receive prior, and in preference to the holders of shares of Common Stock dividends at a rate of eight percent (8%) of the Series A-2 Liquidation Price (as defined below), Series B-2 Liquidation Price (as defined below), Series C-2 Liquidation Price (as defined below), Series D-2 Liquidation Price (as defined below), Series E-2 Liquidation Price (as defined below), Series F-2 Liquidation Price or Series G Liquidation Price (as defined below), as applicable, out of assets of this Corporation legally available for distribution when, as and if declared by the Board; provided, however, that if the assets of the Corporation are insufficient to pay the full dividends, the assets available for distribution to the holders of shares of Preferred Stock shall be distributed ratably among the holders of shares of Preferred Stock in proportion to the dividend each such holder is otherwise entitled to receive. The right to dividends on shares of Preferred Stock shall be non-cumulative.

(ii)            No dividends shall be declared or set aside for the shares of Common Stock, unless prior thereto all declared and unpaid dividends on shares of Preferred Stock shall be set aside and paid on all the then-outstanding shares of Preferred Stock. In the event any dividends are declared and paid on the Common Stock, whether cash or non-cash, the holders of shares of Preferred Stock shall be entitled to the greater of: (A) the preferred dividend set forth in subarticle (B)(c)(i) above or (B) such dividends declared and paid on the Common Stock in proportion to the number of shares of Common Stock then held by them or issuable to them upon conversion of the shares of Preferred Stock held by them.

(d)            Liquidation.

(i)             Liquidation Priorities. Upon the occurrence of any liquidation, dissolution or winding up of the Corporation (or a deemed occurrence of such event pursuant to subarticle (B)(d)(iii)), whether voluntary or involuntary, (each, a “Liquidation Event”):

(A)           the holders of shares of Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of shares of the Common Stock, Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock, Series E-2 Preferred Stock or Series F-2 Preferred Stock, by reason of their ownership thereof, an amount per share equal to $2.80, appropriately adjusted in each case for any recapitalizations, stock combinations, stock dividends, stock splits and the like (the “Series G Liquidation Price”), plus an amount equal to all declared but unpaid dividends on the shares of Series G Preferred Stock held by them (the “Series G Liquidation Amount”). If, upon the occurrence of a liquidation, dissolution or winding up (or deemed occurrence of such event pursuant to subarticle (B)(d)(iii)), the assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of the stock of this Corporation shall be insufficient to permit the payment to such holders of shares of Series G Preferred Stock of their full Series G Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of shares of Series G Preferred Stock in proportion to the applicable Liquidation Amount each holder is otherwise entitled to receive;

(B)            after payment or setting aside for payment to the holders of shares of Series G Preferred Stock of the full Series G Liquidation Amount so payable to them, the holders of shares of Series F-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of shares of the Common Stock, Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock or Series E-2 Preferred Stock, by reason of their ownership thereof, an amount per share equal to $3.53, appropriately adjusted in each case for any recapitalizations, stock combinations, stock dividends, stock splits and the like (the “Series F-2 Liquidation Price”), plus an amount equal to all declared but unpaid dividends on the shares of Series F-2 Preferred Stock held by them (the “Series F-2 Liquidation Amount”). If, upon the occurrence of a liquidation, dissolution or winding up (or deemed occurrence of such event pursuant to subarticle (B)(d)(iii)), the assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of the stock of this Corporation shall be insufficient, after payment or setting apart for payment to the holders of Series G Preferred Stock of the full Series G Liquidation Amount so payable to them, to permit the payment to such holders of shares of Series F-2 Preferred Stock of their full Series F-2 Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of shares of Series F-2 Preferred Stock in proportion to the applicable Liquidation Amount each holder is otherwise entitled to receive;

(C)            after payment or setting apart for payment to the holders of shares of Series G Preferred Stock and Series F-2 Preferred Stock of the full Series G Liquidation Amount and Series F-2 Liquidation Amount, respectively, so payable to them, the holders of shares of Series E-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of shares of the Common Stock, Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock or Series D-2 Preferred Stock, by reason of their ownership thereof, an amount per share equal to $7.58, appropriately adjusted in each case for any recapitalizations, stock combinations, stock dividends, stock splits and the like (the “Series E-2 Liquidation Price”), plus an amount equal to all declared but unpaid dividends on the shares of Series E-2 Preferred Stock held by them (the “Series E-2 Liquidation Amount”). If, upon the occurrence of a liquidation, dissolution or winding up (or deemed occurrence of such event pursuant to subarticle (B)(d)(iii)), the assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of the stock of this Corporation shall be insufficient, after payment or setting apart for payment to the holders of Series G Preferred Stock of the full Series G Liquidation Amount so payable to them and to the holders of Series F-2 Preferred Stock of the full Series F-2 Liquidation Amount so payable to them, to permit the payment to such holders of shares of Series E-2 Preferred Stock of their full Series E-2 Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of shares of Series E-2 Preferred Stock in proportion to the applicable Liquidation Amount each holder is otherwise entitled to receive;

(D)            after payment or setting apart for payment to the holders of shares of Series G Preferred Stock, Series F-2 Preferred Stock and Series E-2 Preferred Stock of the full Series G Liquidation Amount, Series F-2 Liquidation Amount and Series E-2 Liquidation Amount, respectively, so payable to them, the holders of shares of Series D-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of shares of the Common Stock, Series A-2 Preferred Stock, Series B-2 Preferred Stock or Series C-2 Preferred Stock, by reason of their ownership thereof, an amount per share equal to $6.20, appropriately adjusted in each case for any recapitalizations, stock combinations, stock dividends, stock splits and the like (the “Series D-2 Liquidation Price”), plus an amount equal to all declared but unpaid dividends on the shares of Series D-2 Preferred Stock held by them (the “Series D-2 Liquidation Amount”). If, upon the occurrence of a liquidation, dissolution or winding up (or deemed occurrence of such event pursuant to subarticle (B)(d)(iii)), the assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of the stock of this Corporation shall be insufficient, after payment or setting apart for payment to the holders of Series G Preferred Stock of the full Series G Liquidation Amount so payable to them, to the holders of Series F-2 Preferred Stock of the full Series F-2 Liquidation Amount so payable to them and to the holders of Series E-2 Preferred Stock of the full Series E-2 Liquidation Amount so payable to them, to permit the payment to such holders of shares of Series D-2 Preferred Stock of their full Series D-2 Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of shares of Series D-2 Preferred Stock in proportion to the applicable Liquidation Amount each holder is otherwise entitled to receive;

(E)            after payment or setting apart for payment to the holders of shares of Series G Preferred Stock, Series F-2 Preferred Stock, Series E-2 Preferred Stock and Series D-2 Preferred Stock of the full Series G Liquidation Amount, Series F-2 Liquidation Amount, Series E-2 Liquidation Amount and Series D-2 Liquidation Amount, respectively, so payable to them, the holders of shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock and Series C-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of shares of the Common Stock by reason of their ownership thereof, (i) with respect to the holders of shares of Series A-2 Preferred Stock, an amount per share equal to $2.00, appropriately adjusted in each case for any recapitalizations, stock combinations, stock dividends, stock splits and the like (the “Series A-2 Liquidation Price”), plus an amount equal to all declared but unpaid dividends on the shares of Series A-2 Preferred Stock held by them (the “Series A-2 Liquidation Amount”), (ii) with respect to the holders of shares of Series B-2 Preferred Stock, an amount per share equal to $2.54, appropriately adjusted in each case for any recapitalizations, stock combinations, stock dividends, stock splits and the like (the “Series B-2 Liquidation Price”), plus an amount equal to all declared but unpaid dividends on the Series B-2 Preferred Stock held by them (the “Series B-2 Liquidation Amount”), and (iii) with respect to the holders of shares of Series C-2 Preferred Stock, an amount per share equal to $3.05, appropriately adjusted in each case for any recapitalizations, stock combinations, stock dividends, stock splits and the like (the “Series C-2 Liquidation Price” and, each of the Series A-2 Liquidation Price, the Series B-2 Liquidation Price and the Series C-2 Liquidation Price, a “Liquidation Price”), plus an amount equal to all declared but unpaid dividends on the Series C-2 Preferred Stock held by them (the “Series C-2 Liquidation Amount” and, each of the Series A-2 Liquidation Amount, the Series B-2 Liquidation Amount and the Series C-2 Liquidation Amount, a “Liquidation Amount”). If, upon the occurrence of a liquidation, dissolution or winding up (or deemed occurrence of such event pursuant to subarticle (B)(d)(iii)), the assets and funds of this Corporation legally available for distribution to stockholders by reason of their ownership of the stock of this Corporation shall be insufficient, after payment or setting apart for payment to the holders of shares of Series G Preferred Stock of the full Series G Liquidation Amount so payable to them, to the holders of shares of Series F-2 Preferred Stock of the full Series F-2 Liquidation Amount so payable to them, to the holders of shares of Series E-2 Preferred Stock of the full Series E-2 Liquidation Amount so payable to them and to the holders of shares of Series D-2 Preferred Stock of the full Series D-2 Liquidation Amount so payable to them, to permit the payment to such holders of shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock and Series C-2 Preferred Stock of their full Liquidation Amounts, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock and Series C-2 Preferred Stock in proportion to the applicable Liquidation Amount each holder is otherwise entitled to receive; and

(F)            after the payment or setting apart for payment to the holders of shares of Preferred Stock of the full applicable Liquidation Amount so payable to them, as set forth above, the holders of shares of Common Stock, Series F-2 Preferred Stock and Series G Preferred Stock shall be entitled to receive ratably among the holders of shares of Common Stock, Series F-2 Preferred Stock and Series G Preferred Stock all remaining assets of the Corporation on the basis of the number of shares of Common Stock held by each of them, treating the Series F-2 Preferred Stock and Series G Preferred Stock on an as-if-converted basis.

(ii)           Additional Liquidation Provisions. Notwithstanding the foregoing, solely for purposes of determining the amount each holder of shares of Preferred Stock is respectively entitled to receive with respect to a Liquidation Event pursuant to subarticle (B)(d)(i), each time a distribution is made to the Corporation’s stockholders, each series of Preferred Stock shall be treated as if all holders of such series had converted such holders’ shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion of such series of Preferred Stock (including taking into account the operation of this sentence with respect to all series of Preferred Stock, if applicable), holders of the Preferred Stock would receive (with respect to each such series), in the aggregate, an amount greater than the amount that would be distributed to holders of such series if such holders had not converted such respective series of Preferred Stock into shares of Common Stock as a result, for example, of a Liquidation Event involving the escrow of a portion of the proceeds or the payment of an earn out or other deferred payments after the initial distribution of proceeds, or other circumstances. If holders of any series of Preferred Stock are treated as if they had converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to subarticle (B)(d)(i) above that would otherwise be made to holders of such series of Preferred Stock.

(iii)          Certain Events. For purposes of this subarticle B, the following events shall also each be deemed a Liquidation Event unless holders of shares of Preferred Stock representing at least fifty-three percent (53%) of the voting power of outstanding shares of Preferred Stock on an as-if-converted basis and a majority of the outstanding shares of Series G Preferred Stock elect not to treat any such event as a Liquidation Event:

(A)            a consolidation or merger, whether direct or indirect, of the Corporation where the stockholders of the Corporation do not continue to hold at least a 50% voting interest in the successor entity in substantially the same proportions;

(B)            the acquisition of the Corporation or of a majority of the outstanding capital stock of the Corporation (determined on an as-converted basis) by another person or entity by means of any transaction or series of related transactions to which the Corporation is a party (including, without limitation, any reorganization, merger or consolidation that results in a change of control of the Corporation but excluding any or all such transactions consummated for bona fide equity financing purposes) (together with any consolidation or merger referred to in subarticle (B)(d)(iii)(A), each such transaction, an “Acquisition”); or

(C)            a sale, lease, transfer or other disposition of all or substantially all of the Corporation’s assets or the exclusive license of any material intellectual property of the Corporation (an “Asset Transfer”).

(iv)          Notwithstanding any other provision set forth above, in the event that any consideration payable to the Corporation or its stockholders in connection with any Liquidation Event is contingent upon the occurrence of any event or passage of time (including, without limitation, any deferred purchase price payments, installment payments, payments made in respect of any promissory note issued in such transaction, payments from escrow, purchase price adjustments or payments in respect of earn outs or holdbacks), such consideration shall not be deemed received by the Corporation or its stockholders or available for distribution to such stockholders unless and until such consideration is indefeasibly received by the Corporation or its stockholders in accordance with the terms of such Liquidation Event.

(v)          If any of the assets of the Corporation are to be distributed under this subarticle (B)(d), or for any purpose, in a form other than cash, then the Board shall promptly and reasonably determine in good faith the fair market value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such determination, give prompt written notice of the determination to each holder of shares of Preferred Stock or Common Stock. Notwithstanding the foregoing, the fair market value of any securities shall be valued as follows:

(A)           Securities not subject to an investment letter or other similar restrictions on free marketability:

(1)            If traded on a securities exchange, the value shall be deemed to be the average of the closing sale prices of the securities on such exchange over the thirty (30) calendar day period ending three (3) calendar days prior to the consummation of a liquidation, dissolution or winding up of the Corporation;

(2)            If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) calendar day period ending three (3) calendar days prior to the consummation of a liquidation, dissolution or winding up of the Corporation; and

(3)            If there is no active public market, the value shall be the fair market value thereof, as determined by a majority of the Board in good faith.

(B)            The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined by a majority of the Board in good faith.

(e)           Conversion of Preferred Stock.

(i)            Mandatory Conversion of Preferred Stock. The shares of Preferred Stock shall automatically be converted into shares of Common Stock of the Corporation, without any act by the Corporation or the holders of shares of Preferred Stock, upon the earlier of (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock for the account of the Corporation to the public which generates not less than $50,000,000 in cash proceeds to the Corporation, net of underwriting discounts and commissions (a “Qualified Public Offering”), provided that the Common Stock of the Corporation is listed on the Nasdaq Stock Market or the New York Stock Exchange; or (2) the date upon which the holders of at least (x) fifty-three percent (53%) of the outstanding shares of Preferred Stock, voting as a single class and on an as-if-converted basis, and (y) a majority of the outstanding shares of Series G Preferred Stock, shall have agreed to be converted pursuant to this subarticle (B)(e)(i). In addition, all shares of each series of Preferred Stock shall automatically be converted into shares of Common Stock of the Corporation, without any act by the Corporation or the holders of such shares of Preferred Stock, on the date upon which the holders of the requisite percentage of outstanding shares of such series of Preferred Stock shall have agreed to be converted pursuant to this subarticle (B)(e)(i). For purposes of the foregoing sentence, the requisite percentage of outstanding shares for each series of Preferred Stock shall be the same percentage of the outstanding shares of such series of Preferred Stock that would be required to approve any matter required to be approved by that series of Preferred Stock pursuant to subarticle (B)(b)(iv)-(viii).

Each holder of a share of Preferred Stock so converted shall be entitled to receive the full number of shares of Common Stock into which such share of Preferred Stock held by such holder could be converted if such holder had exercised its optional conversion right at the time of closing of such public offering or at the time specified by the holders of the requisite percentage of the shares of outstanding Preferred Stock or the applicable series of Preferred Stock set forth above, plus all declared but unpaid dividends thereon. Upon such conversion, each holder of a share of outstanding Preferred Stock shall immediately surrender such share in exchange for appropriate stock certificates representing a share or shares of Common Stock of the Corporation.

(ii)            Optional Conversion of Preferred Stock. The shares of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation (or at such other office or offices, if any, as the Board may designate), into fully paid and nonassessable shares of Common Stock of the Corporation, at the conversion price (as determined in accordance with the provisions of subarticle (B)(e)(iv) below), in effect at the time of conversion. In the event of a conversion of shares of Series D-2 Preferred Stock, Series E-2 Preferred Stock, Series F-2 Preferred Stock or Series G Preferred Stock at the option of the holder thereof, the Corporation may elect to convert all declared but unpaid dividends on such shares of Series D-2 Preferred Stock, Series E-2 Preferred Stock, Series F-2 Preferred Stock or Series G Preferred Stock, as applicable, into shares of Common Stock at the Conversion Price in effect for such Series D-2 Preferred Stock, Series E-2 Preferred Stock, Series F-2 Preferred Stock or Series G Preferred Stock, immediately prior to such optional conversion.

(iii)          Mechanics of Conversion.

(A)           To convert shares of Preferred Stock into shares of Common Stock of the Corporation, the holder thereof shall surrender at the principal office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares; provided, however, that if the holder notifies the Corporation that such certificate or certificates have been lost, stolen or destroyed, the holder may execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates in lieu of surrendering such certificate or certificates. Shares of Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the Corporation issuable upon such conversion.

(B)            If the conversion is in connection with a public offering, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the shares of Common Stock upon conversion of the shares of Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such sale of securities.

(iv)          Conversion Price and Adjustments. The number of shares of Common Stock issuable upon conversion of each share of Preferred Stock, whether optional or mandatory conversion, initially shall be equal to (x) in the case of the Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock, and Series E-2 Preferred Stock, the applicable Liquidation Price, and, in the case of the Series F-2 Preferred Stock, $1.41, and, in the case of Series G Preferred Stock, $.80, divided by (y) the applicable Conversion Price. The Conversion Price per share of Series A-2 Preferred Stock shall initially be $2.00, the Conversion Price per share of Series B-2 Preferred Stock shall initially be $2.54, the Conversion Price per share of Series C-2 Preferred Stock shall initially be $3.05, the Conversion Price per share of Series D-2 Preferred Stock shall initially be $6.20, the Conversion Price per share of Series E-2 Preferred Stock shall initially be $7.58, the Conversion Price per share of Series F-2 Preferred Stock shall initially be $1.41, and the Conversion Price per share of Series G Preferred Stock shall initially be $.80, but each such Conversion Price shall be subject to adjustment from time to time as hereinafter provided:

(A)           Except for (1) the issuance of options to purchase shares of Common Stock (and the issuance of shares of Common Stock upon exercise thereof) granted to (a) employees, directors or consultants of the Corporation pursuant to a stock option plan approved by the Board (or the Compensation Committee of the Board), or (b) a partnership or corporation with which a director of the Corporation is affiliated if such options (and the issuance of shares of Common Stock upon exercise thereof) have been unanimously approved by the Board (or the Compensation Committee of the Board) and such options shall be in lieu of granting options directly to such director, (2) the issuance of shares of Common Stock upon conversion of shares of Preferred Stock, (3) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the date of filing of this Twelfth Amended and Restated Certificate of Incorporation, (4) shares of Common Stock issued or issuable to lending or leasing institutions approved by the Board in connection with the Corporation’s senior, secured debt or equipment leasing provided that such shares of Common Stock issued or issuable do not exceed 5% of the capital stock of the Corporation outstanding (on an as-converted, as-exercised basis) on the date of filing of this Twelfth Amended and Restated Certificate of Incorporation, (5) shares of Common Stock issued or issuable pursuant to the warrants to purchase Series E-2 Preferred Stock and Series G Preferred Stock issued to Biosense Webster, Inc. on September 28, 2018, and (6) such other issuances of shares of Common Stock of the Corporation as to which the provisions of this subsection (e)(iv) may be waived by the affirmative vote of the holders of a majority of the then-outstanding shares of any series of Preferred Stock whose Conversion Price would otherwise be affected by this subsection (e)(iv), voting as a single class, if and whenever the Corporation shall issue or sell any shares of its Common Stock after the date of filing this Twelfth Amended and Restated Certificate of Incorporation for a consideration per share less than the applicable Conversion Price in effect for such series of Preferred Stock immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the applicable Conversion Price of such series of Preferred Stock shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale multiplied by the then existing conversion price and (2) the aggregate consideration, if any, received by the Corporation upon such issue or sale, by (y) an amount equal to the sum of (1) the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale and (2) the number of shares of Common Stock thus issued or sold. For purposes of this subarticle (B)(e)(iv)(A), the term Common Stock shall include shares of Common Stock issuable upon exercise, conversion or exchange of any securities of the Corporation outstanding (including, but not limited to, shares of Preferred Stock). In the case of any conversion of the Series G Preferred Stock in connection with any transaction that results in the Common Stock being registered with the Securities and Exchange Commission, including an initial public offering, a registration of the Common Stock under the Securities Exchange Act of 1934, as amended, or a reverse merger of the Corporation into a shell company that is registered with the Securities and Exchange Commission, the number of shares of Common Stock issuable upon conversion of each share of Series G Preferred Stock shall be 2.5 times the number of shares of Common Stock otherwise determined in accordance with this subarticle (B)(e)(iv). However, if any investor fails to purchase Series G Preferred Stock or Common Stock that the investor committed to purchase pursuant to Section 1.2(c) of the Series G Preferred Stock Purchase Agreement, dated as of May 31, 2016, between the Corporation and the investors named therein, as amended, then the Series G Preferred Stock held by such investor will not be converted at 2.5 times the number of Common Stock otherwise determined in accordance with this subarticle (B)(e)(iv).

(B)            For the purposes of this subarticle (B)(e)(iv) the following clauses (1) to (4), inclusive, shall also be applicable:

(1)            In case at any time the Corporation shall grant (1) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or (2) any obligations or any shares of stock of the Corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter referred to as “Convertible Securities”) whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration, if any, received or receivable by the Corporation for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price with respect to the applicable series of Preferred Stock in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in subarticle (B)(e)(iv)(C) below, no further adjustments of the Conversion Price with respect to the applicable series of Preferred Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2)            In case the Corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount of consideration received or receivable by the Corporation for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price with respect to the applicable series of Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (x) except as provided in subarticle (B)(e)(iv)(C) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this clause (2), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(3)            In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving Corporation, the amount of consideration therefor shall be determined in the manner set forth in subarticle (B)(d)(ii).

(4)            If (x) the purchase price provided for in any right or option referred to in clause (1) of this subarticle (B)(e)(iv)(B), or (y) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (1) or clause (2) of this subarticle (B)(e)(iv)(B), or (z) the rate at which any Convertible Securities referred to in clause (1) or clause (2) of this subarticle (B)(e)(iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (1) of this subarticle (B)(e)(iv)(B), or the rate at which any Convertible Securities referred to in clause (1) of this subarticle (B)(e)(iv)(B) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

(C)            In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (without a similar subdivision of the outstanding shares of Preferred Stock), the Conversion Price for the applicable series of Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares (without a similar combination of the outstanding shares of Preferred Stock), the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(v)           Dividends or Distributions. In case the Corporation shall (x) declare a dividend upon the Common Stock payable in shares of Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subarticle (B)(e)(iv)(C) above) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (y) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (x) above and each dividend or distribution described in clause (y) above which such holder would have received by way of dividends or distributions. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board in good faith.

(vi)          Recapitalizations. If any recapitalization of the capital stock of the Corporation (whether by reclassification, subdivision, combination or merger or sale of assets) shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such recapitalization, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of a share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such recapitalization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(vii)          Corrective Actions. If any event occurs as to which in the opinion of the Board the other provisions of subarticle (B)(e)(iv) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the shares of Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

(viii)          Notice of Conversion Price Adjustment. In each case of an adjustment of the Conversion Price with respect to any series of Preferred Stock, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of shares of the applicable series of Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of the applicable shares of such series of Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(ix)          Fractional Shares. All shares of Common Stock (including fractional shares thereof) held by each holder thereof shall be aggregated for purposes of determining whether the conversion of shares of Preferred Stock by such holder would result in the issuance of fractional shares. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, no such fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Price (as hereinafter defined) per share of Common Stock as of the close of business on the day of conversion. “Market Price” shall mean if the Common Stock is traded on a securities exchange, the closing price of the Common Stock on such exchange, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which the Market Price is being determined. If at any time the Common Stock is not traded on an exchange, or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (y) the fair value thereof determined in good faith by the Board as of a date which is within 15 days of the date as of which the determination is to be made.

(f)           Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Preferred Stock, at least ten (10) business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. Any notice required by the provisions of this Article 5 to be given to the holders of shares of Preferred Stock shall be effective on the earliest of (i) five (5) days from the date of mailing, (ii) confirmed facsimile transfer, or (iii) actual receipt by the holder to be notified.

(g)           Reservation of Stock Issuable Upon Conversion of Preferred Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of any outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(h)           Payment of Taxes. The Corporation shall pay all sales and excise taxes that may be imposed with respect to the issuance or delivery of shares of Common Stock upon conversion of the shares of Preferred Stock.

ARTICLE 6.

Subject to Article 5, in furtherance, and not in limitation, of the powers conferred by statute, the Board is expressly authorized to make, amend, alter, change, add to or repeal bylaws of this Corporation, without any action on the part of the stockholders. Subject to Article 5, the bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

ARTICLE 7.

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except to the extent such exemption from liability is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this Article 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 8.

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil or administrative or investigative, from and against all expenses, liabilities or damages by reason of the action in his or her official capacities or other action in another capacity taken by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation. Any repeal or modification of the foregoing provisions of this Article 8 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 9.

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time being presented to its officers, directors or stockholders, other than (i) those officers, directors or stockholders who are employees of the Corporation and (ii) those opportunities demonstrated by the Corporation to have been presented to such officers, directors or stockholders expressly as a result of their activities as a director, officer or stockholder of the Corporation. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities which such officer, director or stockholder becomes aware prior to such amendment or repeal. This Article 9 shall terminate and be of no effect after the consummation of the Corporation’s initial public offering of its Common Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation on this 1st day of July, 2020.

CVRX, INC.

By: /s/ Nadim Yared
Name: Nadim Yared
Title: President and Chief Executive Officer

Signature Page to Twelfth Amended and Restated Certificate of Incorporation